Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3  (Nos. 333-49870 and 333-39692) and the Registration Statements on Form S-8 (Nos. 333-55076, 333-47972, 333-38610, 333-32554, 333-83783, 333-79043, 333-71278, and 333-96891) of Redback Networks Inc. of our report dated January 15, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 27, 2003